Exhibit 5.1

Holland & Knight LLP | www.hklaw.com

October 21, 2025

Board of Directors

Fulton Financial Corporation

One Penn Square

P.O. Box 4887

Lancaster, Pennsylvania 17604

Re:	Registration Statement on Form S-8 of Fulton Financial Corporation

Dear Ladies and Gentleman:

We have acted as counsel to Fulton Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act by the Company of 2,000,000 shares of the Company’s common stock, par value $2.50 per share (the “Shares”), issuable under the Company’s Fulton Financial Corporation 401(k) Retirement Plan (the “Plan”). This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)	The Registration Statement and all exhibits thereto.

(ii)	The Company’s Articles of Incorporation, as amended and restated.

(iii)	The Company’s Bylaws, as amended and restated.

(iv)	Resolutions of the Board of Directors of the Company in connection with the Registration Statement.

We have also examined originals or copies of such records of the Company, certificates and websites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.

In rendering the opinion set forth herein, we have assumed:

(i) The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Business Law of the Commonwealth of Pennsylvania, including all reported judicial decisions interpreting such las, and we do not express any opinion herein concerning other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Registration Statement and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinion expressed herein is rendered and speaks only as of the date hereof and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting such opinion.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

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